Exhibit 99.1

FOR IMMEDIATE RELEASE

Peabody Announces New Surety Arrangements in the U.S. and Australia

ST. LOUIS, June 15, 2026 — Peabody (NYSE: BTU) today announced that it has terminated the 2020 Transaction Support Agreement (as amended) with its surety providers and entered standard indemnification agreements to support its U.S. reclamation obligations. The company also has established asset-backed surety facilities to support its Australian reclamation obligations, replacing cash-backed bank guarantees and cash deposited directly with regulatory authorities.

Combined, these transactions are expected to reduce total reclamation collateral requirements and eliminate a minimum liquidity covenant, while maintaining an industry leading and well-collateralized global bonding program.

“These changes, along with the successful recent refinancing of the company’s 2028 convertible notes, continue to enhance Peabody’s financial strength and flexibility,” said Executive Vice President and Chief Financial Officer Mark Spurbeck. “The additional liquidity afforded by the new surety arrangements allows the company to continue its multi-pronged strategy of balance sheet strength, disciplined capital allocation, and shareholder returns.”

Peabody is a leading global coal producer, providing essential products for the production of affordable, reliable energy and steel. For further information, visit www.peabodyenergy.com/.

CONTACT:

ir@peabodyenergy.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results, including statements regarding the notes being offered and the capped call transactions, the completion of the proposed offering and the capped call transactions and the intended use of the proceeds. All forward-looking statements speak only as of the date they are made and reflect Peabody’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Peabody’s common stock and risks relating to Peabody’s business, including those described in Peabody’s most recent Annual Report on Form 10-K and in other periodic reports that Peabody files from time to time with the SEC. Peabody may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

SOURCE Peabody